Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

June 5, 2019

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, FL 33584

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Lazydays Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock, or any combination thereof (the “Warrants”), (iv) rights to purchase Common Stock, Preferred Stock or Warrants (the “Rights”), and (v) units consisting of one or more of the Company’s Common Stock, Preferred Stock, Warrants, Rights or any combination of those securities (the “Units” and, together with the Common Stock, the Preferred Stock, the Warrants and the Rights, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”). The aggregate public offering price of the Securities being registered will be $100,000,000.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein, and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinions set forth below.

Lazydays Holdings, Inc.

June 5, 2019

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will sell and issue the Securities in compliance with applicable federal and state securities laws and in accordance with the manner described in the Registration Statement, the Prospectus, and the applicable prospectus supplement; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.       With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, including shares of Common Stock issuable upon conversion of, exchange of or exercise of any Preferred Stock, Warrants, Rights or Units (the “Offered Common Stock”), provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Offered Common Stock does not violate any applicable law, is in conformity with the Company’s then-operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), does not result in a default under or breach of any agreement or instrument binding upon the Company, and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Common Stock has been duly delivered to the purchasers thereof against payment therefor, then the Offered Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of, exchange of or exercise of any Preferred Stock, Warrants, Rights or Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

Lazydays Holdings, Inc.

June 5, 2019

2.       With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including shares of Preferred Stock issuable upon conversion of, exchange of or exercise of any Warrants, Rights or Units (the “Offered Preferred Stock”), provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Offered Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; including the adoption of any required Certificate of Designation for any shares of Offered Preferred Stock offered under the Registration Statement (the “Certificate of Designation”) in accordance with the applicable provision of the Delaware General Corporation Law (the “DGCL”); (iii) the filing of any required Certificate of Designation with the Secretary of State of the State of Delaware has occurred; (iv) the terms of the shares of Offered Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Preferred Stock has been delivered to the purchasers thereof against payment therefor, then the Offered Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of, exchange of or exercise of any Warrants, Rights or Units in accordance with their terms, will be validly issued, fully paid and nonassessable.

3.       With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, including Warrants issuable upon conversion of, exchange of or exercise of any Rights or Units (the “Offered Warrants”) provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Warrant Agreement has been duly authorized by the Company and any warrant agent named therein (the “Warrant Agent”) by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Offered Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants have been duly executed and delivered by the Company and authenticated by any Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Lazydays Holdings, Inc.

June 5, 2019

4.       With respect to any Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Rights”), provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable Rights Agreement has been duly authorized by the Company and any rights agent named therein (the “Rights Agent”) by all necessary corporate action; (iii) any applicable Rights Agreement has been duly executed and delivered by the Company and the Rights Agent and the terms of the Rights Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Offered Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with any applicable Rights Agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Rights have been duly executed and delivered by the Company and authenticated by any Rights Agent pursuant to any applicable Rights Agreement and delivered against payment therefor, then the Offered Rights, when issued and sold in accordance with the applicable Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Lazydays Holdings, Inc.

June 5, 2019

5.       With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), provided that: (i) the conditions outlined in the immediately preceding paragraphs (1) through (4) that apply to the Securities that make up such Offered Units are all met; (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (iii) any applicable Unit Agreement has been duly authorized by the Company and any unit agent named therein (the “Unit Agent”) by all necessary corporate action; (iv) any applicable Unit Agreement has been duly executed and delivered by the Company and the Unit Agent and the terms of the Unit Agreement have been established in accordance with applicable law; (v) the issuance and terms of the Offered Units have been duly authorized by the Company by all necessary corporate action; (vi) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with any applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Units have been duly executed and delivered by the Company and authenticated by any Unit Agent pursuant to any applicable Unit Agreement and delivered against payment therefor, then the Offered Units, when issued and sold in accordance with the applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States and the DGCL. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

Lazydays Holdings, Inc.

June 5, 2019

We consent to your filing a copy of this opinion letter as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Akerman LLP
AKERMAN LLP